Exhibit 10.1


                              FIRST AMENDMENT
                                   TO THE
              HANNAFORD BROS. CO. EMPLOYEE STOCK PURCHASE PLAN


    The Hannaford Bros. Co. Employee Stock Purchase Plan (the "Plan") was last amended and restated effective October 19, 1994. The Plan is hereby further amended in the following respects:

1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

2.  Subsection (a) of Section 5 is hereby amended to read as follows:

                  "(a)  REQUIREMENT.  Each Employee of a corporation, the
             Employees of which are offered Options, shall be eligible to participate in such offering if he or she is employed by such corporation on the Offering Date. Options shall be granted only to Employees."

3.  Section 13 is hereby amended to read as follows:

            "13.  AMENDMENT AND TERMINATION.

                  (a) AMENDMENT. The Committee, without further approval of the stockholders of the Corporation, may amend the Plan from time to time in such respects as the Committee may deem advisable, provided that no amendment shall become effective prior to ratification by the Board and approval of the stockholders of the Corporation which:

                        (i) increases the maximum number of Shares for which
                   Options may be granted; or

                        (ii) changes the provisions relating to Employees
                   eligible to receive Options under the Plan.

                   (b) TERMINATION. The Committee, without further approval of the stockholders of the Corporation, may at any time terminate the Plan."

4.  This Amendment shall be effective February 7, 1995.